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EXHIBIT 21.  SUBSIDIARIES OF SCHERER HEALTHCARE, INC.

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
1.   Medical Waste Systems, Inc.                         Subsidiary
     DBA Bio Systems                                     I.D.#22-2853378
     380 Constance Drive
     Warminster, Pennsylvania 18974
     (770) 933-1800

2.   ASH Enterprises, Inc.                               Subsidiary
     120 Interstate North Parkway, S.E., Suite 305       I.D.# 58-1728029
     Atlanta, Georgia 30339
     (770) 933-1800

3.   Bio Systems Partners                                Majority Owned Partnership
     DBA Bio Systems                                     I.D.# 58-1822608
     210 Sherwood Avenue
     Farmingdale, New York 11735
     (770) 933-1800

4.   Biofor, Inc.                                        Subsidiary
     120 Interstate North Parkway, S.E., Suite 305       I.D.# 58-2105818
     Atlanta, Georgia 30339
     (770) 933-1800

5.   BioWaste Management Corp.                           Subsidiary
     120 Interstate North Parkway, S.E., Suite 305       I.D.# 11-2872389
     Atlanta, Georgia 30339
     (770) 933-1800

6.   BioWaste Systems, Inc.                              Subsidiary
     210 Sherwood Avenue                                 I.D.# 58-1803613
     Farmingdale, New York 11735
     (770) 933-1800

7.   Scherer Laboratories, Inc.                          Subsidiary
     120 Interstate North Parkway, S.E., Suite 305       I.D.# 75-0270890
     Atlanta, Georgia 30339
     (770) 933-1800
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